EXHIBIT 99.1

The Community Financial Corporation Reports Record EPS of $1.34 and ROAA of 1.31% for the Third Quarter 2022

WALDORF, Md., Oct. 24, 2022 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), today reported record net income for the three months ended September 30, 2022 of $7.6 million, or $1.34 per diluted common share. This compares to net income of $6.8 million, or $1.21 per diluted common share for the second quarter of 2022, and net income of $6.4 million or $1.12 per diluted common share for the quarter ended September 30, 2021. The Company reported record net income for the nine months ended September 30, 2022 of $20.7 million or diluted earnings per share of $3.65 compared to net income for the comparable 2021 period of $19.1 million or diluted earnings per share of $3.29.

Third Quarter 2022 Highlights

  Record Net Income: Net income totaled $7.6 million for the quarter ended September 30, 2022, or $1.34 per diluted common share compared to net income of $6.4 million or $1.12 per diluted common share for the quarter ended September 30, 2021 and $6.8 million or $1.21 per diluted common share for the quarter ended June 30, 2022.
  Increasing Profitability: Return on average assets ("ROAA"), return on average common equity ("ROACE") and return on average tangible common equity ("ROATCE") were 1.31%, 15.97% and 17.18% respectively, for the three months ended September 30, 2022 compared to 1.17%, 12.45% and 13.41% for the three months ended September 30, 2021. ROAA, ROACE and ROATCE were 1.19%, 14.39% and 15.50% for the three months ended June 30, 2022.
  Expanding Net Interest Margin: Net interest margin increased to 3.47% for the three months ended September 30, 2022 from 3.25% for the second quarter of 2022. Loan and overall interest-earning asset yields increased 33 and 41 basis points to 4.46% and 3.89% in the third quarter of 2022 from 4.13% and 3.48% for the three months ended June 30, 2022. The Company's cost of funds increased 20 basis points for the comparable three month period from 0.23% to 0.43%.
  Positioned for Rising Rates:
    Increasing Loan Yields: End of period contractual rates increased by 36 basis points to 4.41% at September 30, 2022 compared to June 30, 2022. The loan portfolio is positioned for rising rates with $467.8 million or 27% of net portfolio loans scheduled to reprice monthly or in the next three months and an additional $76.6 million or 4% repricing in the following nine months. The Bank's effective duration on the loan portfolio was 2.1 years at September 30, 2022.
    Improved Deposit Franchise: Focused efforts have increased non-interest-bearing accounts to 30.5% of deposits at September 30, 2022 from 21.6% of deposits at September 30, 2021.
  Prudent Loan Growth: Total portfolio loans increased to $1,743.3 million, an increase of $90.8 million or 22.0% annualized, compared to the prior quarter, and $164.5 million or 13.9% annualized, from December 31, 2021, as the Company continued to gain market share in Virginia. The loan pipeline at September 30, 2022 was $153.0 million, which is expected to provide solid loan growth in the fourth quarter.
  Stable Asset Quality: Non-accrual loans, OREO and TDRs were $6.7 million or 0.28% of total assets at September 30, 2022 compared to $6.7 million or 0.29% of total assets at June 30, 2022, and $7.2 million or 0.31% at September 30, 2021.

Management Commentary

"Increasing net interest income and stable expenses drove another quarter of record performance at Community Bank in the third quarter,” stated James M. Burke, President and Chief Executive Officer of The Community Financial Corporation. “Our expansion into Virginia has delivered consistent loan growth while maintaining our conservative credit culture. Increasing revenue resulted in net interest margin and profitability improvements which we anticipate should continue into the fourth quarter. Market rate increases did lead to an increase in demand deposit costs, but we are optimistic that our assets will continue to reprice more quickly than our liabilities in the fourth quarter driven, in part, by our leading Southern Maryland deposit franchise.”

Results of Operations

	(UNAUDITED)
	Three Months Ended September 30,
(dollars in thousands)	2022	2021	$ Change	% Change
Interest and dividend income	$21,345	$17,659	$3,686	20.9%
Interest expense	2,288	1,050	1,238	117.9%
Net interest income	19,057	16,609	2,448	14.7%
Provision for credit losses	694	—	694	0.0%
Provision for unfunded commitments	6	—	6	0.0%
Noninterest income	1,229	1,400	(171)	(12.2)%
Noninterest expense	9,626	9,447	179	1.9%
Income before income taxes	9,960	8,562	1,398	16.3%
Income tax expense	2,380	2,158	222	10.3%
Net income	$7,580	$6,404	$1,176	18.4%

	(UNAUDITED)
	Nine Months Ended September 30,
(dollars in thousands)	2022	2021	$ Change	% Change
Interest and dividend income	$57,455	$52,781	$4,674	8.9%
Interest expense	4,361	3,228	1,133	35.1%
Net interest income	53,094	49,553	3,541	7.1%
Provision for credit losses	1,569	586	983	167.7%
Provision for unfunded commitments	1	—	1	—%
Noninterest income	4,104	5,616	(1,512)	(26.9)%
Noninterest expense	28,044	28,973	(929)	(3.2)%
Income before income taxes	27,584	25,610	1,974	7.7%
Income tax expense	6,882	6,475	407	6.3%
Net income	$20,702	$19,135	$1,567	8.2%

Net Interest Income

Net interest income for the comparable quarters increased primarily from increases in interest-earning asset yields and growth in loans and investments partially offset by increased interest expense from higher funding costs. Net interest margin of 3.47% for the three months ended September 30, 2022 increased 19 basis points from 3.28% for the three months ended September 30, 2021 and increased 22 basis points from 3.25% for the three months ended June 30, 2022. Net interest margin expanded during the third quarter of 2022, primarily due to average yields on loans and investment securities (not including interest-bearing deposits) increasing to 4.46% and 2.02% for the three months ended September 30, 2022 from 4.13% and 1.52% for the three months ended June 30, 2022. Interest income from the Company's participation in the U.S. SBA PPP program was $0.2 million and $1.2 million for the three months ended September 30, 2022 and September 30, 2021, respectively and $0.3 million for the three months ended June 30, 2022.

Net interest income increased for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021 due primarily to growth in investment balances and yields and increases in loan yields from the re-pricing of the Bank's adjustable rate portfolios as well as a change in the mix of loans from lower yielding U.S. PPP loans to higher yielding commercial real estate loans. Increases to net interest income were partially offset by increased interest expense from higher funding costs. Loan interest income increased $1.9 million to $51.1 million for the nine months ended September 30, 2022 from $49.3 million for the three months ended September 30, 2021. Excluding U.S. SBA PPP interest income, for the same comparable periods loan interest income increased $5.1 million. Net interest margin of 3.28% for the nine months ended September 30, 2022 was 10 basis points lower than the 3.38% for the nine months ended September 30, 2021. U.S. SBA PPP loan interest positively impacted margins by four basis points for the nine months ended September 30, 2022 and 14 basis points for the nine months ended September 30, 2021.

The Company’s cost of funds was 0.43% during the third quarter of 2022 compared to 0.23% for the prior quarter and increased from 0.21% for the three months ended September 30, 2021. The Bank's interest rate asset sensitivity has improved in 2022, as average non-interest bearing ("NIB") deposit accounts have increased. For the third quarter of 2022 total average NIB deposits increased to 31.2% compared to 22.8% for the comparable period in 2021. The Company’s cost of funds was 0.28% during the first nine months of 2022 compared to 0.23% for the nine months ended September 30, 2021.

Management anticipates that net interest margins will expand in the fourth quarter of 2022, but at a slower rate than the second and third quarters of 2022, as deposit betas are likely to increase due to FOMC rate increases and more aggressive competition for funding. The average cost of deposits increased 24 basis points from 0.20% for the month of June to 0.44% for the month of September. Higher beta municipal relationships have been the main driver of increased deposit rates through the third quarter of 2022. For the same comparative periods, average interest-earning asset yields increased 41 basis points from 3.60% to 4.01%.

Management is optimistic that improvements in the Bank's funding composition and asset-sensitivity in the loan portfolio will benefit margins and profitability in an increasing interest-rate environment.

Noninterest Income

The $0.2 million decrease in noninterest income in the current quarter was due to no interest rate protection referral fee income compared to $0.2 million for the three months ended September 30, 2021. In addition, changes in interest rates resulted in $0.2 million of unrealized losses in the third quarter of 2022 on securities invested in a Community Reinvestment Act mutual fund. These reductions in noninterest income for the comparable quarters were partially offset by increases in service charges of $0.1 million due to increased interchange fees from increased volume. Noninterest income as a percentage of average assets was 0.21% and 0.26%, respectively, for the three months ended September 30, 2022 and 2021.

The $1.5 million decrease in noninterest income for the nine months ended September 30, 2022 compared to the same period in the prior year was principally due to reductions in interest rate protection referral fee income of $0.9 million, $0.6 million in gains on the sale of investment securities sold in the first nine months of 2021 and $0.5 million in unrealized losses on securities invested in a Community Reinvestment Act mutual fund. These reductions for the comparable periods were partially offset by $0.1 million in increased service charge income and $0.4 million related to the sale of impaired loans. In the first quarter of 2021, the Bank sold non-accrual and classified commercial real estate and residential mortgage loans and recognized a loss on the sale of $0.2 million, and in the second quarter of 2022, impaired loan sales resulted in a gain of $0.2 million. Noninterest income as a percentage of assets was 0.24% and 0.35%, respectively, for the nine months ended September 30, 2022 and 2021.

Noninterest Expense

Noninterest expense of $9.6 million for the three months ended September 30, 2022 increased $0.2 million or 1.9% compared to the three months ended September 30, 2021. The flat overall expense run rate for the comparable periods was primarily due to increases of $0.2 million in data processing expenses and $0.2 million in professional fees as well as other operating expenses of $0.2 million, partially offset by a decrease of $0.5 million in compensation and benefits. Professional fees, occupancy and data processing have increased substantially compared to the same quarter in the prior year due in large part to increased cost of labor and materials due to inflation. Actual compensation expenses were lower due to lower health insurance claims and a slightly lower average FTE count than anticipated.

In the second quarter of 2022, the Bank increased base compensation by 4% and its minimum starting wage to $20.00 per hour for non-executive employees to address local wage pressures caused by inflation and to attract and retain our employees. Management expects a $9.6-$9.8 million normalized expense run rate in the fourth quarter.

Noninterest expense of $28.0 million decreased $0.9 million or 3.2% for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. The decrease in noninterest expense for the comparable periods was primarily due to decreases in compensation and benefits of $0.5 million, OREO expenses of $0.7 million and fraud losses of $1.1 million.

Compensation expenses were lower for the comparative periods due to lower health insurance claims, a lower average FTE count than the prior year and lower deferred compensation accruals. In addition, compensation and benefits expense has benefited from the Company's increased use of technology. Deferred costs for U.S. SBA PPP loans originated were $0.3 million for the nine months ended September 30, 2021. Compensation and benefits would have increased overall 2021 noninterest expense if U.S. SBA PPP loans deferred costs were not included in loan origination costs.

Noninterest expense in the first nine months of 2021 included a $1.3 million initial expense and subsequent recovery of $0.2 million related to an isolated wire transfer fraud incident. Our investigation determined that no information systems of the Bank were compromised, and no employee fraud was involved. Excluding the impact of the $1.1 million isolated fraud losses and the $0.3 million in U.S. SBA PPP deferred costs, the Company's noninterest expense was $28.2 million for the nine months ended September 30, 2021.

OREO expenses have moderated as the Bank reduced foreclosed assets from $1.5 million at September 30, 2021 to no OREO assets at September 30, 2022.

These decreases to noninterest expense were partially offset by increases of $0.6 million in professional fees, $0.3 million in data processing expenses, and $0.2 million in occupancy expense. As noted above, inflationary pressures have increased the cost of labor and materials affecting these financial line items.

The Company’s efficiency ratio was 47.45% and 49.03% for the three and nine months ended September 30, 2022 compared to 52.46% and 52.52% for the three and nine months ended September 30, 2021. The Company’s net operating expense ratio was 1.45% and 1.38% for the three and nine months ended September 30, 2022 compared to 1.47% for both the three and nine months ended September 30, 2021. The efficiency and net operating expense ratios have improved (decreased) as the Company has improved asset quality and grown operating revenues while controlling expense growth.

Income Tax Expense

The effective tax rate for the three months ended September 30, 2022 was 23.90% compared to an effective tax rate of 25.20% for the three months ended September 30, 2021. The effective tax rate for the nine months ended September 30, 2022 was 24.95% compared to an effective tax rate of 25.28% for the nine months ended September 30, 2021.

Balance Sheet

Assets

Total assets increased $32.3 million, or 1.4%, to $2.36 billion at September 30, 2022 compared to total assets of $2.33 billion at December 31, 2021, primarily due to net loan growth. Cash decreased a net of $86.4 million and was used to fund net loan growth of $135.7 million. Available for sale ("AFS") debt securities, which are reported at fair value, decreased $33.3 million to $464.5 million, primarily due to unrealized losses from rising interest rates during 2022. In addition, deferred tax assets increased $15.7 million to $24.8 million primarily due to increases in unrealized losses of the Bank's AFS investment portfolio related to changes in interest rates. Deferred tax assets also increased due to the adoption of the current expected credit losses ("CECL") accounting standard on January 1, 2022.

During the third quarter of 2022, total net loans increased 21.1% annualized or $86.4 million from $1,636.1 million at June 30, 2022 to $1,722.5 million at September 30, 2022. The Company’s loan pipeline was $153.0 million at September 30, 2022. Non-owner occupied commercial real estate as a percentage of risk-based capital at September 30, 2022 and December 31, 2021 were $978.2 million or 374% and $813.0 million or 331%, respectively. Construction loans as a percentage of risk-based capital at September 30, 2022 and December 31, 2021 were $145.4 million or 56% and $140.4 million or 57%, respectively.

Funding

Total deposits increased $70.4 million or 3.4% (4.6% annualized) to $2,126.6 million at September 30, 2022 compared to $2,056.2 million at December 31, 2021. The increase included a $105.4 million increase to transaction deposits offset by a $35.0 million decrease to time deposits. During the first nine months of 2022, non-interest-bearing demand deposits increased $201.7 million to $647.4 million at September 30, 2022, representing 30.5% of deposits, compared to 21.7% of deposits at December 31, 2021. The Company's business development efforts continue to focus on increasing non-interest bearing and lower cost transaction accounts.

Stockholders' Equity and Regulatory Capital

During the nine months ended September 30, 2022, total stockholders’ equity decreased $29.0 million. The decrease in equity was primarily due to an increase of $42.0 million in accumulated other comprehensive loss ("AOCL") related to the Bank's AFS securities portfolio due to changes in market interest rates. In addition, equity decreased due to common dividends paid of $2.8 million, stock repurchases of $3.6 million and $2.0 million for the adoption of the CECL accounting standard on January 1, 2022. Decreases in equity were partially offset by net income of $20.7 million and net stock related activities in connection with stock-based compensation and ESOP activity of $0.7 million.

The Company's common equity to assets ratio decreased to 7.59% at September 30, 2022 from 8.94% at December 31, 2021. The Company’s ratio of tangible common equity ("TCE") to tangible assets decreased to 7.14% at September 30, 2022 from 8.48% at December 31, 2021 (see Non-GAAP reconciliation schedules) due primarily to increases in AOCL. Regulatory capital was not impacted by the increase in AOCL and Tier 1 capital to average asset ratios at the Bank and the Company remained strong at 10.25% and 9.56% at September 30, 2022 compared to 9.95% and 9.23% at December 31, 2021.

On December 9, 2021, the Company announced its Board of Directors approved the resumption of repurchases allowed under the stock repurchase plan originally adopted in October 2020 (the "2020 Repurchase Plan"). The Company was permitted to repurchase up to the 99,450 shares remaining under the 2020 Repurchase Plan using up to $4.0 million in the aggregate and up to $1.5 million in the aggregate on a quarterly basis. During the third quarter of 2022, the Company repurchased 13,647 shares at an average price of $37.11 per share. At September 30, 2022, the Company had no remaining shares available for repurchase under the 2020 Repurchase Plan.

Asset Quality

Allowance for credit losses ("ACL") and provision for credit losses ("PCL"); Allowance for Loan Losses ("ALLL") and provision for loan losses ("PLL")1; Classified and Non-Performing Assets

On January 1, 2022, the Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments, which replaced the incurred loss methodology for determining our ACL with an expected loss methodology that is referred to as the CECL. The measurement of expected credit losses under the CECL methodology applies to financial assets subject to credit losses and measured at amortized cost, and certain off-balance sheet credit exposures. This includes, but is not limited to, loans, leases, held-to-maturity securities, loan commitments, and financial guarantees. In addition, ASU 2016-13 made changes to the accounting for available-for-sale ("AFS") debt securities. Credit- related impairments on AFS debt securities are now recognized as an allowance for credit loss rather than a write-down of the securities' amortized cost basis when management does not intend to sell or believes that it is not likely that they will be required to sell the securities prior to recovery of the securities amortized cost basis. We adopted ASU 2016-13 using the modified retrospective method. Results for reporting periods beginning after January 1, 2022 are presented under ASU 2016-13 while prior period amounts continue to be reported in accordance with previously applicable GAAP. At adoption, the Company did not hold Held to Maturity ("HTM") investment debt securities.

The impact at adoption was an increase to the ACL of $2.5 million, the recording of a reserve for unfunded commitments of $0.2 million, an increase in deferred taxes of $0.7 million, and a decrease in retained earnings of $2.0 million.

ACL balances increased to 1.26% of portfolio loans at September 30, 2022 compared to an ALLL of 1.17% of portfolio loans at December 31, 2021. At and for the three months ended September 30, 2022, the Company's ACL increased $3.6 million or 19.6% to $22.0 million from $18.4 million at December 31, 2021. The Company recorded a $0.7 million and $1.6 million PCL for the three and nine months ended September 30, 2022 compared to no PLL and $0.6 million PLL for the three and nine months ended September 30, 2021. There were $0.5 million in net charge-offs during the nine months ended September 30, 2022 compared to $1.4 million in net charge-offs for the nine months ended September 30, 2021.

Management believes that the allowance is adequate at September 30, 2022.

Classified assets increased $0.8 million from $5.2 million at December 31, 2021 to $6.0 million at September 30, 2022. Management considers classified assets to be an important measure of asset quality. The Company's risk rating process for classified loans is an important factor in the Company's ACL qualitative framework. Management remains committed to expeditiously resolving non-performing or substandard credits that are not likely to become performing or passing credits in a reasonable timeframe.

During 2021, classified assets decreased $17.1 million. Asset quality improved with the resolution of $16.9 million in non-accrual and impaired loans through loan sales and negotiated payoffs, as well as the resolution of $3.1 million in OREO. The Company's sale of impaired loans decreased the specific reserve, improved asset quality, and improved several ALLL qualitative factors.

The ratio of non-accrual loans and OREO to total portfolio loans and OREO decreased 12 basis points from 0.48% at December 31, 2021 to 0.36% at September 30, 2022. The ratio of non-accrual loans, OREO and TDRs to total assets decreased seven basis points from 0.35% at December 31, 2021 to 0.28% at September 30, 2022.

Non-accrual loans decreased $1.3 million from $7.6 million at December 31, 2021 to $6.3 million at September 30, 2022. There were no OREO balances at September 30, 2022 and December 31, 2021.

About The Community Financial Corporation - Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, a full-service commercial bank with assets of approximately $2.4 billion. Through its branch offices and commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s branches are located at its main office in Waldorf, Maryland, and branch offices in Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and Fredericksburg - Downtown and Fredericksburg - Harrison Crossing, Virginia. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

Use of non-GAAP Financial Measures - Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. The Company’s management uses these non-GAAP financial measures, and believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-looking Statements - Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words or phrases such as “is optimistic,” “project,” “believe,” “expect,” “anticipate,” “estimate”, “assume” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation: (i) those relating to the Company’s and the Bank’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or future financial or business performance strategies or expectations; (ii) any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to any acquisition we have undertaken or that we undertake in the future; (iii) plans and cost savings regarding branch closings or consolidation; (iv) projections related to certain financial metrics, including with respect to the quarterly expense run rate; (v) expected benefits of programs we introduce, including residential mortgage programs and retail and commercial credit card programs; and (vi) any statement of expectation or belief, and any assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: (i) risks, uncertainties and other factors relating to the COVID-19 pandemic (including the length of time that the pandemic continues; the ability of states and local governments to successfully implement the lifting of restrictions on movement and the potential imposition of further restrictions on movement and travel in the future, the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations; (ii) the remedial actions and stimulus measures adopted by federal, state and local governments, and the inability of employees to work due to illness, quarantine, or government mandates); (iii) the impacts related to or resulting from Russia’s military action in Ukraine, including the broader impacts to financial markets and the global macroeconomic and geopolitical environments; (iv) assumptions that interest-earning assets will reprice faster than interest-bearing liabilities and the Bank’s ability to maintain its current favorable funding mix; (v) the synergies and other expected financial benefits from any acquisition that we have undertaken or may undertake in the future may or may not be realized within the expected time frames; (vi) the impact of our adoption of the CECL standard; (vii) limitations on our ability to declare and pay dividends or engage in share repurchases; (viii) changes in the Company's or the Bank's strategy, costs or difficulties related to integration matters might be greater than expected; (ix) availability of and costs associated with obtaining adequate and timely sources of liquidity; (x) the ability to maintain credit quality; (xi) general economic trends and conditions, including inflation and its impacts; (xii) changes in interest rates; (xiii) loss of deposits and loan demand to other financial institutions; (xiv) substantial changes in financial markets; (xv) changes in real estate value and the real estate market; (xxi) regulatory changes; (xvii) the impact of government shutdowns or sequestration; (xviii) the possibility of unforeseen events affecting the industry generally; (xix) the uncertainties associated with newly developed or acquired operations; (xx) the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future; (xxi) market disruptions and other effects of terrorist activities; and (xxii) the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2021, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

You are cautioned not to place undue reliance on the forward-looking statements contained in this document in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Any forward-looking statement speaks only as of the date of this new release, and the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this new release.

Data is unaudited as of September 30, 2022. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

CONTACTS:
James M. Burke, Chief Executive Officer
Todd L. Capitani, Chief Financial Officer
(888) 745-2265

SUPPLEMENTAL QUARTERLY FINANCIAL DATA CONSOLIDATED INCOME STATEMENT (UNAUDITED)

	Three Months Ended
(dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Interest and Dividend Income
Loans, including fees	$18,735	$16,772	$15,610	$16,222	$16,342
Interest and dividends on securities	2,454	1,924	1,666	1,531	1,296
Interest on deposits with banks	156	78	60	25	21
Total Interest and Dividend Income	21,345	18,774	17,336	17,778	17,659
Interest Expense
Deposits	1,850	819	513	565	594
Short-term borrowings	52	16	—	—	—
Long-term debt	386	371	354	332	456
Total Interest Expense	2,288	1,206	867	897	1,050
Net Interest Income ("NII")	19,057	17,568	16,469	16,881	16,609
Provision for credit losses	694	425	450	—	—
Provision (recovery) for unfunded commitments	6	26	(31)	—	—
NII After Provision For Credit Losses	18,357	17,117	16,050	16,881	16,609
Noninterest Income
Loan appraisal, credit, and misc. charges	65	44	176	257	29
Unrealized losses on equity securities	(187)	(155)	(222)	(45)	(22)
Loss on premises and equipment held for sale	—	—	—	(5)	(20)
Income from bank owned life insurance	220	217	214	219	220
Service charges	1,130	1,108	926	1,235	987
Referral fee income	—	—	361	574	176
Net gains (losses) on sale of loans originated for sale	1	1	(4)	55	30
Gains on sale of loans	—	209	—	—	—
Total Noninterest Income	1,229	1,424	1,451	2,290	1,400
Noninterest Expense
Compensation and benefits	5,116	5,051	5,055	5,265	5,650
OREO valuation allowance and expenses	—	—	6	767	20
Sub Total	5,116	5,051	5,061	6,032	5,670
Operating Expenses
Occupancy expense	826	820	732	656	731
Advertising	149	159	64	128	145
Data processing expense	1,062	1,008	1,007	1,006	840
Professional fees	923	845	731	937	676
Depreciation of premises and equipment	177	150	149	139	137
FDIC Insurance	160	177	179	90	120
Core deposit intangible amortization	97	102	109	115	121
Fraud losses	37	30	40	16	132
Other expenses	1,079	996	1,008	1,060	875
Total Operating Expenses	4,510	4,287	4,019	4,147	3,777
Total Noninterest Expense	9,626	9,338	9,080	10,179	9,447
Income before income taxes	9,960	9,203	8,421	8,992	8,562
Income tax expense	2,380	2,369	2,133	2,241	2,158
Net Income	$7,580	$6,834	$6,288	$6,751	$6,404

SUPPLEMENTAL QUARTERLY FINANCIAL DATA - Continued CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in thousands, except per share amounts)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Assets
Cash and due from banks	$18,008	$16,164	$80,702	$108,990	$112,314
Federal funds sold	20,325	37,320	—	—	—
Interest-bearing deposits with banks	14,970	34,659	32,460	30,664	34,929
Securities available for sale ("AFS"), at fair value	464,502	485,456	507,527	497,839	456,664
Equity securities carried at fair value through income	4,254	4,423	4,562	4,772	4,805
Non-marketable equity securities held in other financial institutions	207	207	207	207	207
Federal Home Loan Bank ("FHLB") stock - at cost	1,226	1,234	1,685	1,472	1,472
Loans held for sale	—	—	373	—	—
Net U.S. Small Business Administration ("SBA") Paycheck Protection ("PPP") Loans	1,211	5,022	15,279	26,398	54,807
Portfolio Loans Receivable net of allowance for credit losses of $22,027, $21,404, $21,382, $18,417, and $18,579	1,721,250	1,631,055	1,608,156	1,560,393	1,514,837
Net Loans	1,722,461	1,636,077	1,623,435	1,586,791	1,569,644
Goodwill	10,835	10,835	10,835	10,835	10,835
Premises and equipment, net	21,626	21,802	21,304	21,427	21,795
Other real estate owned ("OREO")	—	—	—	—	1,536
Accrued interest receivable	6,791	6,099	5,389	5,588	6,045
Investment in bank owned life insurance	39,583	39,363	39,145	38,932	38,713
Core deposit intangible	725	821	924	1,032	1,147
Net deferred tax assets	24,755	20,223	15,523	9,033	8,790
Right of use assets - operating leases	6,022	6,123	6,033	6,124	6,215
Other assets	3,331	2,708	1,819	3,600	3,581
Total Assets	$2,359,621	$2,323,514	$2,351,923	$2,327,306	$2,278,692
Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest-bearing deposits	$647,432	$635,649	$644,385	$445,778	$432,606
Interest-bearing deposits	1,479,125	1,449,727	1,450,698	1,610,386	1,572,001
Total deposits	2,126,557	2,085,376	2,095,083	2,056,164	2,004,607
Long-term debt	—	—	12,213	12,231	12,249
Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPs")	12,000	12,000	12,000	12,000	12,000
Subordinated notes - 4.75%	19,552	19,538	19,524	19,510	19,496
Lease liabilities - operating leases	6,288	6,372	6,266	6,343	6,418
Accrued expenses and other liabilities	16,070	15,357	13,697	12,925	19,794
Total Liabilities	2,180,467	2,138,643	2,158,783	2,119,173	2,074,564
Stockholders' Equity
Common stock	56	56	57	57	57
Additional paid in capital	97,712	97,455	97,189	96,896	96,649
Retained earnings	125,608	119,523	115,179	113,448	107,890
Accumulated other comprehensive losses	(43,906)	(31,847)	(18,969)	(1,952)	(9)
Unearned ESOP shares	(316)	(316)	(316)	(316)	(459)
Total Stockholders' Equity	179,154	184,871	193,140	208,133	204,128
Total Liabilities and Stockholders' Equity	$2,359,621	$2,323,514	$2,351,923	$2,327,306	$2,278,692
Common shares issued and outstanding	5,644,186	5,649,729	5,686,799	5,718,528	5,724,011

SUPPLEMENTAL QUARTERLY FINANCIAL DATA - Continued SELECTED FINANCIAL INFORMATION AND RATIOS (UNAUDITED)
	Three Months Ended
(dollars in thousands, except per share amounts)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
KEY OPERATING RATIOS
Return on average assets ("ROAA")	1.31%	1.19%	1.08%	1.18%	1.17%
Pre-tax Pre-Provision ROAA**	1.84	1.68	1.53	1.57	1.57
Return on average common equity ("ROACE")	15.97	14.39	12.30	13.00	12.45
Pre-tax Pre-Provision ROACE**	22.46	20.33	17.35	17.31	16.65
Return on Average Tangible Common Equity ("ROATCE")**	17.18	15.50	13.22	13.97	13.41
Average total equity to average total assets	8.17	8.28	8.79	9.06	9.40
Interest rate spread	3.26	3.14	3.05	3.17	3.22
Net interest margin	3.47	3.25	3.12	3.22	3.28
Cost of funds	0.43	0.23	0.17	0.17	0.21
Cost of deposits	0.36	0.16	0.10	0.11	0.12
Cost of debt	4.40	3.81	3.24	3.04	3.19
Efficiency ratio	47.45	49.17	50.67	53.10	52.46
Non-interest income to average assets	0.21	0.25	0.25	0.40	0.26
Non-interest expense to average assets	1.66	1.63	1.56	1.78	1.73
Net operating expense to average assets	1.45	1.38	1.31	1.38	1.47
Average interest-earning assets to average interest-bearing liabilities	149.96	150.34	141.56	129.68	132.54
Net charge-offs (recoveries) to average portfolio loans	0.02	0.10	0.00	0.04	(0.02)

COMMON SHARE DATA
Basic net income per common share	$1.34	$1.21	$1.11	$1.18	$1.12
Diluted net income per common share	1.34	1.21	1.10	1.18	1.12
Cash dividends paid per common share	0.175	0.175	0.175	0.15	0.15
Basic - weighted average common shares outstanding	5,636,640	5,647,821	5,688,221	5,711,746	5,709,814
Diluted - weighted average common shares outstanding	5,644,822	5,657,733	5,699,038	5,723,011	5,720,001

ASSET QUALITY
Total assets	$2,359,621	$2,323,514	$2,351,923	$2,327,306	$2,278,692
Total portfolio loans(1)	1,743,277	1,652,459	1,629,538	1,578,810	1,533,416
Classified assets	5,967	6,062	4,745	5,211	6,663
Allowance for credit losses	22,027	21,404	21,382	18,417	18,579

Past due loans - 31 to 89 days	713	900	386	568	189
Past due loans >=90 days	428	147	1,233	961	1,400
Total past due loans(2)	1,141	1,047	1,619	1,529	1,589

Non-accrual loans(3)	6,290	6,235	7,465	7,631	5,160
Accruing troubled debt restructures ("TDRs")	433	439	442	447	455
Other real estate owned ("OREO")	—	—	—	—	1,536
Non-accrual loans, OREO and TDRs	$6,723	$6,674	$7,907	$8,078	$7,151

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.
____________________________________

(1)  Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio. Asset quality ratios for loans exclude U.S. SBA PPP loans. December 31, 2021 and September 30, 2021 reported balance are shown net of deferred costs and fees to conform with the current period's presentation.
(2)  Delinquency excludes Purchase Credit Impaired ("PCI") loans for December 31, 2021 and September 30, 2021.
(3)  Non-accrual loans include all loans that are 90 days or more delinquent and loans that are non-accrual due to the operating results or cash flows of a customer. Non-accrual loans can include loans that are current with all loan payments. At September 30, 2022 and December 31, 2021, the Company had current non-accrual loans of $5.7 million and $6.7 million, respectively.

SUPPLEMENTAL QUARTERLY FINANCIAL DATA - Continued SELECTED FINANCIAL INFORMATION AND RATIOS (UNAUDITED)
	Three Months Ended
(dollars in thousands, except per share amounts)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
ASSET QUALITY RATIOS(1)
Classified assets to total assets	0.25%	0.26%	0.20%	0.22%	0.29%
Classified assets to risk-based capital	2.25	2.35	1.87	2.10	2.75
Allowance for credit losses to total portfolio loans	1.26	1.30	1.31	1.17	1.21
Allowance for credit losses to non-accrual loans	350.19	343.29	286.43	241.34	360.06
Past due loans - 31 to 89 days to total portfolio loans	0.04	0.05	0.02	0.04	0.01
Past due loans >=90 days to total portfolio loans	0.02	0.01	0.08	0.06	0.09
Total past due (delinquency) to total portfolio loans	0.07	0.06	0.10	0.10	0.10
Non-accrual loans to total portfolio loans	0.36	0.38	0.46	0.48	0.34
Non-accrual loans and TDRs to total portfolio loans	0.39	0.40	0.49	0.51	0.37
Non-accrual loans and OREO to total portfolio assets	0.27	0.27	0.32	0.33	0.29
Non-accrual loans and OREO to total portfolio loans and OREO	0.36	0.38	0.46	0.48	0.44
Non-accrual loans, OREO and TDRs to total assets	0.28	0.29	0.34	0.35	0.31

COMMON SHARE DATA
Book value per common share	$31.74	$32.72	$33.96	$36.40	$35.66
Tangible book value per common share**	29.69	30.66	31.90	34.32	33.57
Common shares outstanding at end of period	5,644,186	5,649,729	5,686,799	5,718,528	5,724,011

OTHER DATA
Full-time equivalent employees	199	190	191	186	196
Branches	12	12	11	11	11
Loan Production Offices	4	4	4	4	4

CAPITAL RATIOS
Tier 1 capital to average assets	9.56%	9.42%	9.17%	9.23%	9.41%
Tier 1 common capital to risk-weighted assets	11.40	11.66	11.58	11.92	11.89
Tier 1 capital to risk-weighted assets	12.05	12.34	12.28	12.64	12.64
Total risk-based capital to risk-weighted assets	14.30	14.68	14.65	14.92	14.99
Common equity to assets	7.59	7.96	8.21	8.94	8.96
Tangible common equity to tangible assets **	7.14	7.49	7.75	8.48	8.48

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.
____________________________________

(1)  Asset quality ratios are calculated using total portfolio loans. Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio.

SUPPLEMENTAL YEAR TO DATE FINANCIAL DATA CONSOLIDATED INCOME STATEMENT (UNAUDITED)

	Nine Months Ended September 30,
(dollars in thousands)	2022	2021
Interest and Dividend Income
Loans, including fees	$51,117	$49,254
Interest and dividends on securities	6,044	3,461
Interest on deposits with banks	294	66
Total Interest and Dividend Income	57,455	52,781
Interest Expense
Deposits	3,182	2,036
Short-term borrowings	68	—
Long-term debt	1,111	1,192
Total Interest Expense	4,361	3,228
Net Interest Income ("NII")	53,094	49,553
Provision for credit losses	1,569	586
Provision for unfunded commitments	1	—
NII After Provision for Credit Losses	51,524	48,967
Noninterest Income
Loan appraisal, credit, and misc. charges	285	271
Gain on sale of assets	—	68
Net gains on sale of investment securities	—	586
Unrealized losses on equity securities	(564)	(94)
Loss on premises and equipment held for sale	—	(20)
Income from bank owned life insurance	651	652
Service charges	3,164	3,066
Referral fee income	361	1,248
Net (losses) gains on sale of loans originated for sale	(2)	30
Gains (losses) on sale of loans	209	(191)
Total Noninterest Income	4,104	5,616
Noninterest Expense
Compensation and benefits	15,222	15,770
OREO valuation allowance and expenses	6	689
Sub-total	15,228	16,459
Operating Expense
Occupancy expense	2,378	2,180
Advertising	372	372
Data processing expense	3,077	2,766
Professional fees	2,499	1,920
Depreciation of premises and equipment	476	419
FDIC Insurance	516	512
Core deposit intangible amortization	308	380
Fraud losses	107	1,243
Other expenses	3,083	2,722
Total Operating Expense	12,816	12,514
Total Noninterest Expense	28,044	28,973
Income before income taxes	27,584	25,610
Income tax expense	6,882	6,475
Net Income	$20,702	$19,135

SUPPLEMENTAL YEAR TO DATE FINANCIAL DATA (UNAUDITED)

	Nine Months Ended September 30,
	2022	2021
KEY OPERATING RATIOS
Return on average assets ("ROAA")	1.19%	1.20%
Pre-tax Pre-Provision ROAA**	1.68	1.64
Return on average common equity ("ROACE")	14.17	12.53
Pre-tax Pre-Provision ROACE**	19.96	17.16
Return on Average Tangible Common Equity ("ROATCE")	15.25	13.53
Average total equity to average total assets	8.42	9.58
Interest rate spread	3.15	3.31
Net interest margin	3.28	3.38
Cost of funds	0.28	0.23
Cost of deposits	0.21	0.15
Cost of debt	3.80	2.73
Efficiency ratio	49.03	52.52
Non-interest income to average assets	0.24	0.35
Non-interest expense to average assets	1.62	1.82
Net operating expense to average assets	1.38	1.47
Average interest-earning assets to average interest-bearing liabilities	147.26	130.95
Net charge-offs to average portfolio loans	0.04	0.13

COMMON SHARE DATA
Basic net income per common share	$3.66	$3.29
Diluted net income per common share	3.65	3.29
Cash dividends paid per common share	0.53	0.43

Weighted average common shares outstanding:
Basic	5,656,950	5,813,704
Diluted	5,665,950	5,823,218

____________________________________
** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Reconciliation of U.S. GAAP total assets, common equity, common equity to assets and book value to Non-GAAP tangible assets, tangible common equity, tangible common equity to tangible assets and tangible book value.

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain performance measures, which exclude intangible assets. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

(dollars in thousands, except per share amounts)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Total assets	$2,359,621	$2,323,514	$2,351,923	$2,327,306	$2,278,692
Less: intangible assets
Goodwill	10,835	10,835	10,835	10,835	10,835
Core deposit intangible	725	821	924	1,032	1,147
Total intangible assets	11,560	11,656	11,759	11,867	11,982
Tangible assets	$2,348,061	$2,311,858	$2,340,164	$2,315,439	$2,266,710

Total common equity	$179,154	$184,871	$193,140	$208,133	$204,128
Less: intangible assets	11,560	11,656	11,759	11,867	11,982
Tangible common equity	$167,594	$173,215	$181,381	$196,266	$192,146

Common shares outstanding at end of period	5,644,186	5,649,729	5,686,799	5,718,528	5,724,011

Common equity to assets	7.59%	7.96%	8.21%	8.94%	8.96%
Tangible common equity to tangible assets	7.14%	7.49%	7.75%	8.48%	8.48%

Common book value per share	$31.74	$32.72	$33.96	$36.40	$35.66
Tangible common book value per share	$29.69	$30.66	$31.90	$34.32	$33.57

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Pre-Tax Pre-Provision ("PTPP") Income, PTPP Return on Average Assets ("ROAA"), PTPP Return on Average Common Equity ("ROACE"), and Return on Average Tangible Common Equity ("ROATCE")

Management believes that PTPP income, which reflects the Company's profitability before income taxes and provisions for credit losses, allows investors to better assess the Company's operating income and expenses in relation to the Company's core operating revenue by removing the volatility that is associated with credit provisions and different state income tax rates for comparable institutions. ROATCE is computed by dividing net earnings applicable to common shareholders by average tangible common shareholders' equity. Management believes that ROATCE is meaningful because it measures the performance of a business consistently, whether acquired or internally developed. ROATCE is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. Management also believes that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on the provisions for credit losses of various institutions will likely vary based on the geography of the communities served by a particular institution.

	Three Months Ended					Nine Months Ended
(dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Net income (as reported)	$7,580	$6,834	$6,288	$6,751	$6,404	$20,702	$19,135
Provision for credit losses	694	425	450	—	—	1,569	586
Provision (recovery) for unfunded commitments	6	26	(31)	—	—	1	—
Income tax expenses	2,380	2,369	2,133	2,241	2,158	6,882	6,475
Non-GAAP PTPP income	$10,660	$9,654	$8,840	$8,992	$8,562	$29,154	$26,196

ROAA	1.31%	1.19%	1.08%	1.18%	1.17%	1.19%	1.20%
Pre-tax Pre-Provision ROAA	1.84%	1.68%	1.52%	1.57%	1.57%	1.68%	1.64%

ROACE	15.97%	14.39%	12.30%	13.00%	12.45%	14.17%	12.53%
Pre-tax Pre-Provision ROACE	22.46%	20.33%	17.29%	17.31%	16.65%	19.96%	17.16%

Average assets	$2,322,315	$2,293,536	$2,325,992	$2,293,264	$2,187,989	$2,313,887	$2,125,596
Average equity	$189,838	$189,992	$204,554	$207,745	$205,723	$194,741	$203,597

	Three Months Ended					Nine Months Ended
(dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Net income (as reported)	$7,580	$6,834	$6,288	$6,751	$6,404	$20,702	$19,135
Core deposit intangible amortization (net of tax)	74	76	81	86	91	231	284
Net earnings applicable to common shareholders	$7,654	$6,910	$6,369	$6,837	$6,495	$20,933	$19,419

ROATCE	17.18%	15.50%	13.22%	13.97%	13.41%	15.25%	13.53%

Average tangible common equity	$178,215	$178,269	$192,725	$195,803	$193,662	$183,017	$191,411

AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME(UNAUDITED)

	For the Three Months Ended September 30,						For the Three Months Ended
	2022			2021			September 30, 2022			June 30, 2022
(dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets
Interest-earning assets:
Commercial real estate	$1,205,675	$13,117	4.35%	$1,094,089	$10,977	4.01%	$1,205,675	$13,117	4.35%	$1,181,885	$11,842	4.01%
Residential first mortgages	82,336	715	3.47%	100,195	742	2.96%	82,336	715	3.47%	85,030	730	3.43%
Residential rentals	223,532	2,286	4.09%	154,481	1,565	4.05%	223,532	2,286	4.09%	194,972	1,999	4.10%
Construction and land development	27,770	386	5.56%	34,810	399	4.58%	27,770	386	5.56%	30,302	361	4.77%
Home equity and second mortgages	25,612	352	5.50%	27,751	246	3.55%	25,612	352	5.50%	26,101	274	4.20%
Commercial loans	52,280	865	6.62%	44,881	547	4.88%	52,280	865	6.62%	42,744	517	4.84%
Commercial equipment loans	76,392	781	4.09%	59,964	614	4.10%	76,392	781	4.09%	68,349	699	4.09%
U.S. SBA PPP loans	2,595	160	24.66%	71,751	1,236	6.89%	2,595	160	24.66%	11,847	315	10.64%
Consumer loans	5,082	73	5.75%	1,742	16	3.67%	5,082	73	5.75%	4,040	35	3.47%
Allowance for credit losses	(21,667)	—	0.00%	(18,852)	—	0.00%	(21,667)	—	0.00%	(21,375)	—	0.00%
Loan portfolio(1)	$1,679,607	$18,735	4.46%	$1,570,812	$16,342	4.16%	$1,679,607	$18,735	4.46%	$1,623,895	$16,772	4.13%
Taxable investment securities	464,560	2,338	2.01%	370,498	1,212	1.31%	464,560	2,338	2.01%	484,079	1,808	1.49%
Nontaxable investment securities	21,225	116	2.19%	16,204	84	2.07%	21,225	116	2.19%	21,304	117	2.20%
Interest-bearing deposits in other banks	18,930	85	1.80%	36,516	16	0.18%	18,930	85	1.80%	23,958	63	1.05%
Federal funds sold	11,163	71	2.54%	30,266	5	0.07%	11,163	71	2.54%	6,178	14	0.91%
Total Interest-Earning Assets	2,195,485	21,345	3.89%	2,024,296	17,659	3.49%	2,195,485	21,345	3.89%	2,159,414	18,774	3.48%
Cash and cash equivalents	18,975			66,292			18,975			28,645
Goodwill	10,835			10,835			10,835			10,835
Core deposit intangible	788			1,226			788			888
Other assets	96,232			85,340			96,232			93,754
Total Assets	$2,322,315			$2,187,989			$2,322,315			$2,293,536

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$644,606	$—	0.00%	$434,316	$—	0.00%	$644,606	$—	0.00%	$650,249	$—	0.00%
Interest-bearing deposits
Savings	121,450	15	0.05%	110,873	14	0.05%	121,450	15	0.05%	120,645	15	0.05%
Demand deposits	620,109	1,499	0.97%	659,628	75	0.05%	620,109	1,499	0.97%	571,475	431	0.30%
Money market deposits	378,251	99	0.10%	358,017	100	0.11%	378,251	99	0.10%			0.11%
Certificates of deposit	304,361	237	0.31%	341,672	405	0.47%	304,361	237	0.31%	317,930	270	0.34%
Total interest-bearing deposits	1,424,171	1,850	0.52%	1,470,190	594	0.16%	1,424,171	1,850	0.52%	1,395,644	819	0.23%
Total Deposits	2,068,777	1,850	0.36%	1,904,506	594	0.12%	2,068,777	1,850	0.36%	2,045,893	819	0.16%
Long-term debt	—	—	0.00%	25,625	131	2.04%	—	—	0.00%	3,350	22	2.63%
Short-term debt	8,310	52	2.50%	—	—	0.00%	8,310	52	2.50%	5,791	16	1.11%
Subordinated Notes	19,543	252	5.16%	19,487	251	5.15%	19,543	252	5.16%	19,529	252	5.16%
Guaranteed preferred beneficial interest in junior subordinated debentures	12,000	134	4.47%	12,000	74	2.47%	12,000	134	4.47%	12,000	97	3.23%
Total Debt	39,853	438	4.40%	57,112	456	3.19%	39,853	438	4.40%	40,670	387	3.81%
Interest-Bearing Liabilities	1,464,024	2,288	0.63%	1,527,302	1,050	0.27%	1,464,024	2,288	0.63%	1,436,314	1,206	0.34%
Total Funds	2,108,630	2,288	0.43%	1,961,618	1,050	0.21%	2,108,630	2,288	0.43%	2,086,563	1,206	0.23%
Other liabilities	23,847			20,648			23,847			16,981
Stockholders' equity	189,838			205,723			189,838			189,992
Total Liabilities and Stockholders' Equity	$2,322,315			$2,187,989			$2,322,315			$2,293,536

Net interest income		$19,057			$16,609			$19,057			$17,568

Interest rate spread			3.26%			3.22%			3.26%			3.14%
Net yield on interest-earning assets			3.47%			3.28%			3.47%			3.25%
Average interest-earning assets to average interest-bearing liabilities			149.96%			132.54%			149.96%			150.34%
Average loans to average deposits			81.19%			82.48%			81.19%			79.37%
Average transaction deposits to total average deposits **			85.29%			82.06%			85.29%			84.46%

Cost of funds			0.43%			0.21%			0.43%			0.23%
Cost of deposits			0.36%			0.12%			0.36%			0.16%
Cost of debt			4.40%			3.19%			4.40%			3.81%

(1) Loan average balance includes non-accrual loans. There are no tax equivalency adjustments. There were $62,000, $91,000 and $55,000 of accretion interest for the three months ended September 30, 2022 and 2021, and June 30, 2022, respectively.
____________________________________
** Transaction deposits exclude time deposits.

AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME (UNAUDITED)

	For the Nine Months Ended September 30,
	2022			2021
(dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets
Interest-earning assets:
Commercial real estate	$1,166,898	$35,697	4.08%	$1,081,350	$32,625	4.02%
Residential first mortgages	84,707	2,157	3.40	111,401	2,494	2.99
Residential rentals	205,368	6,116	3.97	144,316	4,421	4.08
Construction and land development	30,559	1,154	5.04	36,401	1,226	4.49
Home equity and second mortgages	25,885	871	4.49	28,689	745	3.46
Commercial loans	47,252	1,932	5.45	44,241	1,614	4.86
Commercial equipment loans	68,872	2,122	4.11	60,506	1,725	3.80
U.S. SBA PPP loans	11,563	927	10.69	97,231	4,356	5.97
Consumer loans	4,119	141	4.56	1,497	48	4.28
Allowance for credit losses	(21,364)	—	—	(18,908)	—	—
Loan portfolio(1)	$1,623,859	$51,117	4.20	$1,586,724	$49,254	4.14
Taxable investment securities	477,527	5,717	1.60	292,625	3,182	1.45
Nontaxable investment securities	20,028	327	2.18	17,517	279	2.12
Interest-bearing deposits in other banks	28,412	209	0.98	30,183	44	0.19
Federal funds sold	5,821	85	1.95	27,964	22	0.10
Total Interest-Earning Assets	2,155,647	57,455	3.55	1,955,013	52,781	3.60
Cash and cash equivalents	54,369			71,559
Goodwill	10,835			10,835
Core deposit intangible	889			1,351
Other assets	92,147			86,838
Total Assets	$2,313,887			$2,125,596

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	635,013	—	—%	407,375	—	—%
Interest-bearing liabilities:
Savings	121,111	46	0.05	106,190	$40	0.05
Demand deposits	605,590	2,033	0.45	628,543	258	0.05
Money market deposits	380,873	302	0.11	354,161	297	0.11
Certificates of deposit	314,813	801	0.34	345,821	1,441	0.56
Total Interest-bearing deposits	1,422,387	3,182	0.30	1,434,715	2,036	0.19
Total Deposits	2,057,400	3,182	0.21	1,842,090	2,036	0.15
Long-term debt	5,145	47	1.22	26,723	213	1.06
Short-term borrowings	4,731	68	1.92	—	—	—
Subordinated Notes	19,529	755	5.15	19,483	754	5.16
Guaranteed preferred beneficial interest in junior subordinated debentures	12,000	309	3.43	12,000	225	2.50
Total Debt	41,405	1,179	3.80	58,206	1,192	2.73
Total Interest-Bearing Liabilities	1,463,792	4,361	0.40	1,492,921	3,228	0.29
Total funds	2,098,805	4,361	0.28%	1,900,296	3,228	0.23%
Other liabilities	20,341			21,703
Stockholders' equity	194,741			203,597
Total Liabilities and Stockholders' Equity	$2,313,887			$2,125,596

Net interest income		$53,094			$49,553

Interest rate spread			3.15%			3.31%
Net yield on interest-earning assets			3.28%			3.38%
Average interest-earning assets to average interest-bearing liabilities			147.26%			130.95%
Average loans to average deposits			78.93%			86.14%
Average transaction deposits to total average deposits **			84.70%			81.23%

Cost of funds			0.28%			0.23%
Cost of deposits			0.21%			0.15%
Cost of debt			3.80%			2.73%

(1) Loan average balance includes non-accrual loans. There are no tax equivalency adjustments. There were $168,000 and $256,000 of accretion interest during the nine months ended September 30, 2022 and 2021, respectively.
____________________________________
** Transaction deposits exclude time deposits.

SUMMARY OF LOAN PORTFOLIO (UNAUDITED) (dollars in thousands)

Portfolio loans, net of deferred costs and fees, are summarized by type as follows:

	As of **
BY LOAN TYPE	September 30, 2022%		June 30, 2022%		March 31, 2022%		December 31, 2021%		September 30, 2021%
Portfolio Loans:
Commercial real estate	$1,202,660	68.98%	$1,178,758	71.33%	$1,177,761	72.28%	$1,113,793	70.54%	$1,087,102	70.89%
Residential first mortgages	83,081	4.77	84,782	5.13	86,416	5.30	92,710	5.87	98,590	6.43
Residential rentals	282,365	16.20	210,116	12.72	191,065	11.73	194,911	12.35	172,073	11.22
Construction and land development	23,197	1.33	31,068	1.88	30,649	1.88	35,502	2.25	37,070	2.42
Home equity and second mortgages	26,054	1.49	25,200	1.53	26,445	1.62	25,661	1.63	26,542	1.73
Commercial loans	41,615	2.39	43,472	2.63	48,948	3.00	50,512	3.20	48,287	3.15
Consumer loans	5,754	0.33	4,511	0.27	3,592	0.22	3,015	0.19	2,183	0.14
Commercial equipment	78,551	4.51	74,552	4.51	64,662	3.97	62,706	3.97	61,569	4.02
Total portfolio loans	1,743,277	100.00%	1,652,459	100.00%	1,629,538	100.00%	1,578,810	100.00%	1,533,416	100.00%
Less: Allowance for Credit Losses	(22,027)	(1.26)	(21,404)	(1.30)	(21,382)	(1.31)	(18,417)	(1.17)	(18,579)	(1.21)
Total net portfolio loans	1,721,250		1,631,055		1,608,156		1,560,393		1,514,837
U.S. SBA PPP loans	1,211		5,022		15,279		26,398		54,807
Total net loans	$1,722,461		$1,636,077		$1,623,435		$1,586,791		$1,569,644

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** December 31, 2021 and September 30, 2021 reported balance are shown net of deferred costs and fees to conform with the current period's presentation.

END OF PERIOD CONTRACTUAL RATES (UNAUDITED)

The following table is based on end of period ("EOP") contractual interest rates and does not include the amortization of deferred costs and fees or assumptions regarding non-accrual interest:

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
(dollars in thousands)	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate
Commercial real estate	4.36%	4.00%	3.79%	3.79%	3.91%
Residential first mortgages	3.84%	3.83%	3.80%	3.80%	3.84%
Residential rentals	4.34%	4.03%	3.78%	3.81%	3.97%
Construction and land development	5.61%	4.57%	4.36%	4.38%	4.32%
Home equity and second mortgages	5.64%	4.19%	3.50%	3.51%	3.51%
Commercial loans	5.93%	4.79%	4.47%	4.48%	4.48%
Consumer loans	5.12%	5.13%	4.33%	4.37%	5.26%
Commercial equipment	4.37%	4.30%	4.29%	4.32%	4.39%
U.S. SBA PPP loans	1.00%	1.00%	1.00%	1.00%	1.00%
Total Loans	4.41%	4.04%	3.81%	3.80%	3.85%

Yields without U.S. SBA PPP Loans	4.41%	4.05%	3.85%	3.84%	3.95%

ALLOWANCE FOR CREDIT LOSSES AND ALLOWANCE FOR LOAN LOSSES (UNAUDITED)

(dollars in thousands)	For the Three Months Ended**
	September 30, 2022	June 30, 2022	March 31, 2022		December 31, 2021	September 30, 2021
Beginning of period	$21,404	$21,382		$18,417	$18,579	$18,516

Impact of ASC 326 Adoption	—	—		2,496	—	—
Charge-offs	(92)	(447)		—	(181)	(491)
Recoveries	21	44		19	19	554
Net (charge-offs) recoveries	(71)	(403)		19	(162)	63

Provision for credit losses	694	425		450	—	—
End of period	$22,027	$21,404		$21,382	$18,417	$18,579

Net (charge-offs) recoveries to average portfolio loans (annualized)[2]	(0.02)%	(0.10)%		0.00%	(0.04)%	0.02%

Breakdown of general and specific allowance as a percentage of total portfolio loans[2]
General allowance	$21,919	$21,108		$21,087	$18,151	$18,256
Specific allowance	108	296		295	266	323
	$22,027	$21,404		$21,382	$18,417	$18,579

General allowance	1.26%	1.28%		1.29%	1.15%	1.19%
Specific allowance	—%	0.02%		0.02%	0.02%	0.02%
Allowance to total portfolio loans	1.26%	1.30%		1.31%	1.17%	1.21%

Allowance to non-acquired loans	n/a (1)	n/a (1)		n/a (1)	1.20%	1.25%

Allowance + Non-PCI FV Mark	n/a (2)	n/a (2)	$	n/a (2)	$18,815	$19,070
Allowance + Non-PCI FV Mark to total portfolio loans	n/a (2)	n/a (2)		n/a (2)	1.19%	1.24%

____________________________________

** The Company implemented the CECL accounting standard effective January 1, 2022. The Company used an incurred loss methodology for quarters displayed before March 31, 2022.

(1)   Allowance to non-acquired loans is no longer relevant as the ACL considers all portfolio loans.
(2)   Allowance to non-acquired loans and Non-PCI FV Mark are no longer relevant as all the ACL considers all loan portfolios.

CLASSIFIED AND SPECIAL MENTION ASSETS[3] (UNAUDITED)

The following is a breakdown of the Company’s classified and special mention assets at September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, 2020, 2019, and 2018, respectively:

	As of
(dollars in thousands)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2020	12/31/2019	12/31/2018
Classified loans
Substandard	$5,967	$6,062	$4,745	$5,211	$19,249	$26,863	$32,226
Doubtful	—	—	—	—	—	—	—
Total classified loans	5,967	6,062	4,745	5,211	19,249	26,863	32,226
Special mention loans	160	160	—	—	7,672	—	—
Total classified and special mention loans	$6,127	$6,222	$4,745	$5,211	$26,921	$26,863	$32,226

Classified loans	$5,967	$6,062	$4,745	$5,211	$19,249	$26,863	$32,226
Classified securities	—	—	—	—	—	—	482
Other real estate owned	—	—	—	—	3,109	7,773	8,111
Total classified assets	$5,967	$6,062	$4,745	$5,211	$22,358	$34,636	$40,819

Total classified assets as a percentage of total assets	0.25%	0.26%	0.20%	0.22%	1.10%	1.93%	2.42%
Total classified assets as a percentage of Risk Based Capital	2.25%	2.35%	1.87%	2.10%	9.61%	16.21%	21.54%

SUMMARY OF DEPOSITS (UNAUDITED)

	September 30, 2022		June 30, 2022		March 31, 2022		December 31, 2021		September 30, 2021
(dollars in thousands)	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Noninterest-bearing demand	$647,432	30.45%	$635,649	30.48%	$644,385	30.75%	$445,778	21.68%	$432,606	21.58%
Interest-bearing:
Demand deposits	691,987	32.54%	635,344	30.47%	618,869	29.54%	790,481	38.45%	764,482	38.14%
Money market deposits	371,175	17.45%	380,712	18.26%	387,700	18.51%	372,717	18.13%	355,582	17.74%
Savings	123,564	5.81%	119,363	5.72%	124,038	5.92%	119,767	5.82%	112,282	5.60%
Certificates of deposit	292,399	13.75%	314,308	15.07%	320,091	15.28%	327,421	15.92%	339,655	16.94%
Total interest-bearing	1,479,125	69.55%	1,449,727	69.52%	1,450,698	69.25%	1,610,386	78.32%	1,572,001	78.42%
Total Deposits	$2,126,557	100.00%	$2,085,376	100.00%	$2,095,083	100.00%	$2,056,164	100.00%	$2,004,607	100.00%

Transaction accounts	$1,834,158	86.25%	$1,771,068	84.93%	$1,774,992	84.72%	$1,728,743	84.08%	$1,664,952	83.06%

_________________________________
1 The Company implemented the CECL accounting standard effective January 1, 2022. The Company used an incurred loss methodology for all periods compared before March 31, 2022.
2 Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio
3 Classified loans are not net of deferred costs and fees before the quarter ended March 31, 2022.